Exhibit 99.1

FOR IMMEDIATE RELEASE

First Capital Real Estate Trust Incorporated and Presidential Realty Corporation announce a proposed strategic transaction.

NEW YORK, NY July 18, 2016 – First Capital Real Estate Trust Incorporated (“FCRETI”), and Presidential Realty Corporation (OTC:PDNLA/PDNLB), a Delaware real estate investment trust (“Presidential”), today announced that the parties have executed a Letter of Intent. The Letter of Intent relates to a proposed transaction pursuant to which Presidential would acquire substantially all of the assets of FCRETI in exchange for newly issued shares of Presidential. Suneet Singal, CEO of First Capital stated that “This transaction further advances our liquidity plan for the shareholders of FCRETI. This plan was outlined in our strategic partnership with Forum Partners earlier this year”. Mr. Singal further stated “It is our goal to effectuate FCRETI’s liquidity plan through this transaction and other events in the near future.” In connection with executing the Letter of Intent, the parties entered into a mutual 60-day standstill agreement.

The proposed transaction is subject to, among other things, satisfaction by the parties with the results of their due diligence investigations, approval by the Boards of Directors of FCRETI and Presidential and FCRETI shareholders of final terms, and as such, there can be no assurance that a transaction will be consummated.

About FCRETI

First Capital Real Estate Trust Incorporated, is a public non-traded REIT based in New York City and founded in 2012. FCRETI, the Dual Strategy REIT, executes a dual investment strategy which seeks to generate both stable cash distributions and growth through the acquisition of stabilized, cash flowing real estate as well as value added and opportunistic assets. FCRETI’s portfolio consists of 31 assets including land development, luxury resorts, multifamily, gas stations, hotels, medical offices, transitional housing, retail, and business offices.

About Presidential

Presidential Realty Corporation is a Delaware Real Estate Investment Trust organized in 1983 and is engaged principally in the ownership of income-producing real estate. Over its history the company has had ownership interests in apartments, office buildings, industrial properties and shopping centers in multiple states Presidential currently owns one property in Massachusetts. The company's Class A and Class B common stock currently trade in the over-the-counter market under the symbols PDNLA, and PDNLB, respectively.

Forward-Looking Statements

This Release contains statements that do not relate to historical facts, but are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or trends and the future prospects and proposed development or business strategies of FCRETI and Presidential, among other things. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements in this Release speak only as of the date hereof, and forward looking statements in documents incorporated by reference speak only as of the date of those documents. Unless otherwise required by law, FCRETI and Presidential undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Examples of forward-looking statements in this release include, but are not limited to, the ability of FCRETI and Presidential to agree on final terms and conditions for a transaction, the fulfillment of the conditions to closing such a transaction, including, without limitation, those set forth in this Release, and the categories of expectations about the various matters set forth in the Forward-Looking Statements paragraph and elsewhere in the public filings of FCRETI and Presidential.